UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      December 11, 1996
                                                ------------------------

                         OAK TREE MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

             Delaware                   0-16206                  02-0401674
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

       2 Gannett Drive, Suite 215, White Plains, New York          10604
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              (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code      (914) 694-2500
                                                  ------------------------

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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 11, 1996, Oak Tree Medical Systems, Inc. (the "Company") completed the acquisition of four Long Island, New York, based physical therapy centers, located in Brooklyn, Syosset, Lawrence and Rockville Centre. The centers had profits of approximately $550,000 in the most recent fiscal year. The acquisition also included a medical billing company with gross billing of approximately $3 million. The clinic assets and related management contracts were acquired for approximately $1.5 million in cash and stock.

ITEM 7.  EXHIBITS.

4.1 Promissory Note dated December 11, 1996, between Oak Tree Medical Management, Inc. and Maple Health, Inc., Northern Professionals, Inc., Southern Professional, Inc., Mark A. Gentile, James O'Neill, Robert Einemann and Bernard Posner

4.2      Security  Agreement  dated December 11, 1996,  between Oak Tree Medical
         Management,   Inc.  and  Maple  Health,  Inc.,  Northern   Professional
         Associates, Inc., and Southern Professional Associates, Inc.

10.1 Agreement of Sale dated December 11, 1996, between Maple Health, Inc., Northern Professional Associates, Inc., Southern Professional, Inc., Mark A. Gentile, James O'Neill, Robert Einemann and Bernard Posner and Oak Tree Medical Management, Inc.

10.2 Agreement of Sale dated December 11, 1996, between Steven Rotwein, P.T., P.C. and New Medical Practice, P.C.

10.3 Letter, dated December 26, 1996, in respect of modification of Agreement of Sale, dated December 11, 1996, between Maple Health, Inc., Northern Professional Associates, Inc., Southern Professional, Inc., Mark A. Gentile, James O'Neill, Robert Einemann and Bernard Posner and Oak Tree Medical Management, Inc.

99       Press Release

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       By: /s/ William Kedersha
                                             --------------------
                                            Name:  William Kedersha
                                            Title: Chief Executive Officer


Date:  December 26, 1996